Exhibit 5.6

Suite 2400
1300 SW Fifth Avenue
Portland, OR 97201-5610

April 12, 2013

Reliance Steel & Aluminum Co.

350 South Grand Avenue, Suite 5100

Los Angeles, CA 90071

Ladies and Gentlemen:

We have acted as special counsel to Pacific Metal Company, an Oregon corporation (the “Company”), and have acted as such in connection with the offering by Reliance Steel & Aluminum Co., a California corporation (“Reliance”), of its 4.500% Senior Notes due 2023 (the “Notes”), pursuant to the registration statement on Form S-3 (File No. 333-187666) (the “Registration Statement”) and the prospectus contained therein filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), as supplemented by the prospectus supplement dated April 9, 2013 relating to the Notes (with the supplement, the “Prospectus”). The Notes will be issued pursuant to an Indenture among Reliance, the subsidiary guarantors named therein (the “Guarantors”) and Wells Fargo Bank, N.A., as trustee, dated April 12, 2013, as supplemented by a First Supplemental Indenture thereto dated April 12, 2013 (as supplemented, the “Indenture”). The Notes will be guaranteed by the Company and each of the other Guarantors (the “Guarantees”).

This opinion letter is to be interpreted in accordance with customary practice as to the matters addressed, the meaning of the language used and the scope and nature of the work we have performed.

Our opinions set forth herein are limited to the law of the State of Oregon. We express no opinion as to the laws of any other state or jurisdiction.

In connection with the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus, the Indenture, the Company’s articles of incorporation and bylaws, as amended, a certificate of the Secretary of the Company of even date herewith, and such agreements, documents, certificates and statements of government officials and other papers as we have deemed necessary or advisable as a basis for such opinions. In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such documents. As to any facts material to the opinions expressed herein, which we have not independently established or verified, we have relied upon statements and representations of officers and representatives of the Company. We have assumed that the Indenture will be executed and delivered by the parties thereto in the form submitted to us.

Based on the foregoing examinations and assumptions and subject to the qualifications and exclusions stated below, we are of the opinion that:

1.                                      The Company is a corporation duly organized and validly existing under the laws of the State of Oregon.

2.                                      The Company has the corporate power under the laws of the State of Oregon to create, enter into and perform its obligations under the Indenture.

3.                                      The Company has authorized, by all necessary corporate action on the part of the Company, the execution and delivery of, and the performance of the transactions contemplated by, the Indenture and the Guarantee therein.

The opinions set forth herein are qualified by the effect of bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally, and the effect of general principles of equity, whether applied by a court of law or equity.

This opinion letter is delivered as of its date and without any undertaking to advise you of any changes of law or fact that occur after the date of this opinion letter even though the changes may affect the legal analysis, a legal conclusion or information confirmed in this opinion letter.

We hereby consent to the filing of this opinion as an exhibit to Reliance’s current report on Form 8-K on the date hereof and its incorporation by reference into the Registration Statement. In addition, we consent to the reference to us under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. Davis Polk & Wardwell LLP, your special counsel, may rely upon this opinion in connection with the offering of the Notes and the Guarantees. Except as otherwise set forth in this paragraph, this opinion letter is rendered only to you and is solely for your benefit with the transactions contemplated and this opinion letter may not be used or relied on for any other purpose or by any other person without our prior written consent.

Very truly yours,

/s/ Davis Wright Tremaine LLP